EXHIBIT 16.1
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                Morgan & Company Chartered Accountants
                      P.O. Box 10007 Pacific Centre
                     Suite 1488 - 700 West Georgia St.
                       Vancouver BC Canada V7Y 1A1
                          Tel:  604-687-5841






Securities and Exchange Commission
Washington, D.C.
U.S.A. 20549

Dear Sirs:

We were previously the principle accountants for Rotoblock Corporation and its subsidiaries, under the date of May 14, 2004, except for Note 8 which is dated as of September 14, 2004, reported on the consolidated financial statements of Rotoblock Corporation for the period ended April 30, 2004.

We have resigned our appointment as Rotoblock Corporation's principle accountants on May 30, 2005. There were no disagreements with management as to the application of accounting principles or practices, financial statement disclosure, or auditing scope or procedure at any time during the Company's most recent fiscal year, or any subsequent interim period, through the date of our resignation on May 30, 2005.
We have read Rotoblock Corporation's statement included in its Form 8K/A-2 dated May 31, 2005 and we agree with such statements.




June 22, 2005                             /s/ Morgan & Company
Vancouver, Canada                             Chartered Accountants